Exhibit 99.1

Company Contact: Doug Drysdale President and Chief Executive Officer (800) 793-2145 ext. 7407 ddrysdale@pernixtx.com

PERNIX CLOSES $65 MILLION INSTITUTIONAL INVESTMENT; AMENDS MIDCAP REVOLVER;
MOVES TO RESHAPE BOARD OF DIRECTORS

HOUSTON, Texas, February 24, 2014 – Pernix Therapeutics Holdings, Inc. (NASDAQ GM: PTX) (“Pernix” or the “Company”), a specialty pharmaceutical company, today announced that it has closed on the issuance of $65 million aggregate principal amount of 8.00% Convertible Senior Notes due 2019 (the “Notes”) to a group of institutional investors led by Athyrium Capital Management, providing the Company with expansion capital for the acquisition of accretive specialty products to be added to the Company’s portfolio, as well as for working capital and general corporate purposes.

Issuance of $65 Million of 8.00% Convertible Senior Notes

The Notes, which mature in 2019 unless earlier converted or repurchased, bear interest at a rate of 8.00% and are convertible into shares of Pernix common stock at an initial conversion price of $3.60 per share, representing a conversion premium of more than 70% over the last reported sale price of Pernix’s common stock on the NASDAQ Global Market on February 4, 2014.  The Notes were issued at a price equal to 100% of the principal amount thereof.  The net proceeds from the sale of the Notes, after deducting fees and expenses, are expected to be approximately $60.0 million.

Morgan Stanley & Co. LLC acted as placement agent in connection with the convertible debt financing.  Perella Weinberg Partners LP acted as financial advisor in connection with the convertible debt financing.

The offering of the Notes was limited to institutional accredited investors pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).  Neither the Notes nor any shares of Pernix’s common stock issuable upon conversion of the Notes have been registered under the Securities Act or under any state securities laws and, unless so registered, may not be offered or sold in the United States or to U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. Pursuant to the terms of separate registration rights agreements entered into with each of the investors, Pernix has agreed to file registration statements with the Securities and Exchange Commission registering the resale of the shares of common stock issuable upon conversion of the Notes.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, these securities, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale is not permitted.

Amendment of MidCap Revolver

In connection with the convertible debt financing, the Company, together with its subsidiaries, amended its existing credit agreement with MidCap Financial, LLC (“MidCap”) and the other lenders party to the agreement to add a $20 million uncommitted accordion feature to the lenders’ existing $20 million revolving loan commitment.  Pursuant to the amendment, Midcap and the other lenders released their liens on certain assets of the Company and its subsidiaries. The obligations under the agreement are secured by a first priority perfected security interest in the Company’s and its subsidiaries’ accounts, inventory, deposit accounts, securities accounts, securities entitlements, permits and cash.  The amendment also amends certain of the covenants with which the Company and its subsidiaries must comply under the agreement.

"The amended revolver with MidCap, including the additional $20 million uncommitted accordion feature, will provide Pernix with greater financial flexibility to make strategic business decisions," said Douglas Drysdale, President and Chief Executive Officer of Pernix.  "We are very pleased to continue our relationship with MidCap."

Reshaping of Board of Directors

At the request of the Company, each of Cooper C. Collins, James E. Smith, Jr.  and Anthem Blanchard have agreed to resign as members of the Board of Directors, effective as of the closing of the financing, in order to better position the Company to execute on its growth strategy through the addition of independent directors with relevant industry experience.

 “On behalf of the entire Board of Directors, I thank Cooper, Jim and Anthem for their many contributions to the Company’s success,” said Mr. Drysdale. “We wish each of them the very best and thank them for their continued support of Pernix.”

Mr. Smith and Mr. Blanchard served as independent directors of Pernix within the meaning of the Listing Rules of the Nasdaq Stock Market LLC.  In accordance with the Nasdaq Listing Rules, on February 21, 2014, the Company notified Nasdaq that as a result of the resignations of Messrs. Collins, Smith and Blanchard, a majority of the Board of Directors of the Company is not comprised of independent directors as required by Nasdaq Marketplace Rule 5605(b).  In accordance with the Nasdaq Listing Rules, the Company must regain compliance with Nasdaq’s independent director majority requirement by its 2014 annual meeting of shareholders. The Company is actively pursuing independent director candidates and expects to regain compliance with Nasdaq’s independent director majority requirement on a timely basis prior to its 2014 annual meeting of shareholders.

Mr. Collins has also resigned as Chief Strategy Officer of Pernix effective as of April 15, 2014. "I want to take this oppertunity to thank Cooper for his longstanding commitment to Pernix and to recognize all that he has achieved as a founder and former CEO of the Company," said Drysdale.

About Athyrium Capital Management

Athyrium Capital Management, LLC is an asset management company formed in 2008 to focus on investment opportunities in the global healthcare sector. Athyrium invests across all healthcare verticals including biopharma, medical devices and products, and healthcare services and partners with management teams to implement creative financing solutions to companies' capital needs. The Athyrium team has substantial investment experience in the healthcare sector across a wide range of asset classes, including public equity, private equity, fixed income, royalties, and other structured securities. Athyrium has over $600 million under management as of September 30, 2013. The firm's investors include public and corporate pension funds, charitable endowments, insurance companies, funds-of-funds, family offices, and university endowments. For more information, please visit www.athyrium.com.

About Pernix Therapeutics Holdings, Inc.

Pernix Therapeutics is a specialty pharmaceutical company primarily focused on the sales, marketing, manufacturing and development of branded pharmaceutical products. The Company markets a portfolio of branded products, including: CEDAX®, an antibiotic for middle ear infections; NATROBA™, a topical treatment for head lice; ZUTRIPRO®, for the treatment of cough and cold; OMECLAMOX-PAK®, a 10-day treatment for H. pylori infection and duodenal ulcer disease; and REZYST™, a dietary pro-biotic. The Company also markets SILENOR, a non-narcotic product for the treatment of insomnia.  The Company promotes its branded products to physicians through its Pernix sales force and markets its generic portfolio through its wholly owned subsidiaries, Cypress Pharmaceuticals and Macoven Pharmaceuticals. The Company’s wholly owned subsidiary, Pernix Manufacturing, manufactures and packages products for the pharmaceutical industry in a wide range of dosage forms.  Founded in 1996, the Company is based in Houston, TX.

Additional information about Pernix is available on the Company’s website located at www.pernixtx.com.

Cautionary Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Statements including words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions are forward-looking statements.  Because these statements reflect the Company’s current views, expectations and beliefs concerning future events, these forward-looking statements involve risks and uncertainties. Investors should note that many factors, as more fully described under the caption "Risk Factors" in our Form 10-K, Form 10-Q and Form 8-K filings with the Securities and Exchange Commission and as otherwise enumerated herein or therein, could affect the Company’s future financial results and could cause actual results to differ materially from those expressed in forward-looking statements contained in the Company’s Annual Report on Form 10-K. The forward-looking statements in this press release are qualified by these risk factors. These are factors that, individually or in the aggregate, could cause our actual results to differ materially from expected and historical results. The Company assumes no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.